Exhibit 10.1

FIRST AMENDMENT TO TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) dated as of April 16, 2021, by and among FEDERAL REALTY INVESTMENT TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), each of the Lenders party hereto, BANK OF AMERICA, N.A. (“BofA”), BNP PARIBAS (“BNP”), THE BANK OF NOVA SCOTIA (“Scotia Bank” and, together with BofA and BNP, each a “New Lender” and collectively, the “New Lenders”), CITIBANK, N.A. (“Citibank”), DEUTSCHE BANK AG NEW YORK BRANCH (“Deutsche Bank” and, together with Citibank, each a “Departing Lender” and collectively, the “Departing Lenders”) and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders from time to time party thereto (the “Existing Lenders”), the Departing Lenders, the Administrative Agent and certain other parties have entered into that certain Term Loan Agreement dated as of May 6, 2020 (as in effect immediately prior to this Amendment, the “Original Credit Agreement”; unless otherwise defined herein, capitalized terms shall have the respective meanings assigned to such terms in the Original Credit Agreement after giving effect to this Amendment (the “Amended Credit Agreement”)), pursuant to which certain of the Lenders made certain credit extensions to the Borrower upon the terms and conditions set forth therein;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree that each Departing Lender shall cease to be a party to the Original Credit Agreement as evidenced by its execution and delivery of its respective signature page to this Amendment, and, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders signatory hereto agree, on the terms set forth herein;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Original Credit Agreement, and, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders signatory hereto are willing to do so, on the terms set forth herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Outstanding Term Loans; Reallocation.

(a) Pursuant to the Original Credit Agreement, certain of the Existing Lenders made “Loans” (as defined in the Original Credit Agreement) denominated in Dollars to the Borrower. Such “Loans” shall be continued as, and shall constitute Loans under the Amended Credit Agreement. The Borrower hereby acknowledges and agrees that as of the First Amendment Date, the outstanding principal balance of the Loans is set forth on Schedule I and shall for all purposes under the Amended Credit Agreement constitute and be referred to as Loans under the Amended Credit Agreement, without constituting a novation, but in all cases subject to the terms and conditions applicable to the Loans under the Amended Credit Agreement. Once repaid, the principal amount of the Loans (or any portion thereof) may not be reborrowed.

(b) The Administrative Agent, the Borrower and each Lender (including each New Lender) agree that upon the effectiveness of this Amendment, the principal amount of all outstanding Loans shall be reallocated among the Lenders in accordance with their respective Loans (determined in accordance with the amount of each such Lender’s Loan set forth on Schedule I hereto). In order to effect such reallocations, any New Lender and each other Lender whose Loan exceeds its “Loan” under the Original Credit Agreement immediately prior to the effectiveness of this Amendment (each, an “Assignee Lender”) shall be deemed to have purchased at par a portion of all right, title and interest in, and all obligations in respect of, the “Loan” under the Original Credit Agreement of the Departing Lenders who shall cease to be a “Lender” under the Amended Credit Agreement and each other Lender whose Loan will be less than its “Loan” under the Original Credit Agreement immediately prior to the effectiveness of this Amendment (each, an “Assignor Lender”) as may be necessary such that, after giving effect to the payment referenced in Section 3(i) below, the outstanding principal amount of the Loan of each Lender will be as set forth on Schedule I attached hereto. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions without the payment of any related assignment fee, and, except for replacement Notes to be provided to the Assignee Lenders and, if applicable, the Assignor Lenders, in the principal amounts of their respective Loans upon the effectiveness of this Amendment, no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). The Assignee Lenders shall make the proceeds of such purchases available to the Administrative Agent who shall then make such amounts of the proceeds of such purchases available to the Assignor Lenders as is necessary to purchase in full at par the Loan owing to the Assignor Lender.

Section 2. Specific Amendments to the Original Credit Agreement. As of the First Amendment Date, the parties hereto agree that the Original Credit Agreement shall be amended as follows:

(a) The Original Credit Agreement is amended by deleting the definitions of “Benchmark Transition Start Date” and “Federal Reserve Bank of New York’s Website” contained in Section 1.1. thereof.

(b) The Original Credit Agreement is further amended by restating the definitions of “Applicable Margin”, “Benchmark Replacement”, “Benchmark Replacement Conforming Changes”, “Benchmark Replacement Date”, “Benchmark Transition Event”, “Benchmark Unavailability Period”, “Early Opt-in Election”, “Fee Letter”, “Loans”, “Maturity Date”, “Relevant Governmental Body”, “Sanctioned Country”, “Sanctioned Person”, “Sanctions”, “SOFR”, “Term SOFR”, and “Unadjusted Benchmark Replacement” contained in Section 1.1. thereof in their entirety as follows:

“Applicable Margin” means the percentage rate set forth in the table below corresponding to the level (each a “Level”) into which the Borrower’s Credit Rating then falls. As of the First Amendment Date, the Applicable Margin is determined based on Level 2. Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective as of the first Business Day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 8.4.(n) that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level by written notice to the Borrower (provided, however, that the Administrative Agent’s failure to give such notice shall not change the effectiveness of the adjustment of the Level) effective as of the first Business Day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed. During any period that the Borrower has received two Credit Ratings that are not equivalent, the Applicable Margin shall be determined based on the Level corresponding to the higher of such two Credit Ratings unless the difference in the Credit Ratings is greater than one ratings level, in which case the Applicable Margin shall be determined by reference to the ratings level immediately below the higher of the two Credit Ratings. During any period for which the Borrower has received a Credit Rating from only one Rating Agency, then the Applicable Margin shall be determined based on such Credit Rating. During any period that the Borrower has not received a Credit Rating from any Rating Agency, the Applicable Margin shall be determined based on Level 6. The provisions of this definition shall be subject to Section 2.5.(c).

Level	Borrower’s Credit Rating (S&P/Moody’s or equivalent)	Applicable Margin for all LIBOR Loans	Applicable Margin for all Base Rate Loans
1	A/A2 (or equivalent) or better	0.750%	0.750%
2	A-/A3 (or equivalent)	0.800%	0.800%
3	BBB+/Baa1 (or equivalent)	0.850%	0.850%
4	BBB/Baa2 (or equivalent)	1.000%	1.000%
5	BBB-/Baa3 (or equivalent)	1.250%	1.250%
6	Lower than BBB-/Baa3 (or equivalent)	1.650%	1.650%

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)	for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Available Tenor that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)

the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Available Tenor that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)

for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities;

provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)

in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

(3)

in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Lenders and the Borrower pursuant to clauses (b) through (f) of Section 4.2, which date shall be at least 30 days from the date of the Term SOFR Notice; or

(4)

in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. Eastern time on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Requisite Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)

a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with clauses (b) through (f) of Section 4.2 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with clauses (b) through (f) of Section 4.2.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1)

a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)	the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Fee Letter” means, collectively, (i) that certain fee letter dated May 4, 2020, by and among the Borrower, PNC Bank, and PNC Capital Markets LLC, (ii) that certain fee letter dated March 23, 2021, by and among the Borrower, PNC Bank, and PNC Capital Markets LLC and (iii) any other fee letter entered into with respect to the First Amendment.

“Loan” means (i) a loan made by a Lender to the Borrower pursuant to Section 2.1 and (ii) Additional Loans.

“Maturity Date” means April 16, 2024, or such later date to which the Maturity Date may be extended pursuant to Section 2.13.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Sanctioned Country” means at any time, a country or territory which is itself or whose government is, the subject or target of any Sanctions (including, as of the Effective Date, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant Sanctions authority, (b) any Person located, operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Peron(s).

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those enacted, imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over any Lender, the Borrower or any of its Subsidiaries or Affiliates.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

(c) The Original Credit Agreement is further amended by adding the following definitions of “Additional Loans”, “Available Tenor”, “Benchmark”, “Corresponding Tenor”, “Daily Simple SOFR”, “Erroneous Payment”, “Erroneous Payment Notice”, “First Amendment”, “First Amendment Date”, “Floor”, “ISDA Definitions”, “Reference Time”, “Secondary Term SOFR Conversion Date”, “SOFR Administrator”, “SOFR Administrator’s Website”, “Term SOFR Notice”, “Term SOFR Transition Event”, and “USD LIBOR” in the appropriate alphabetical location:

“Additional Loans” has the meaning given that term in Section 2.16.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to paragraph (e) of Section 4.2, or (y) if the then current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark pursuant to this Agreement as of such date.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (b) of Section 4.2.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Erroneous Payment” has the meaning given that term in Section 11.10.(a).

“Erroneous Payment Notice” has the meaning given that term in Section 11.10.(b).

“First Amendment” means that certain First Amendment to Term Loan Agreement dated as of April 16, 2021 relating to this Agreement.

“First Amendment Date” means April 16, 2021.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment, or renewal of this Agreement or otherwise) with respect to USD LIBOR or, if no floor is specified, 0.000%.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Secondary Term SOFR Conversion Date” has the meaning given that term in Section 4.2.(f).

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with clauses (b) through (f) of Section 4.2 that is not Term SOFR.

“USD LIBOR” means the London interbank offered rate for U.S. Dollars.

(d) The Original Credit Agreement is further amended by restating the second sentence of the definition of “LIBOR” contained in Section 1.1. thereof in its entirety as follows:

Notwithstanding the foregoing, (x) in no event shall LIBOR (including, without limitation, any Benchmark Replacement with respect thereto) be less than 0.000% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 4.2.(b) through (f), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement.

(e) The Original Credit Agreement is further amended by restating Section 1.4 thereof in its entirety as follows:

Section 1.4. LIBOR Notification.

(a) Sections 4.2(b) through (f) of this Agreement provide a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate therefor.

(b) Without prejudice to any other provision of this Agreement, each Person party to this Agreement acknowledges and agrees for the benefit of each of the other Persons party hereto: (i) LIBOR and Benchmark Replacement (A) may be subject to methodological or other changes which could affect their value, (B) may not comply with Applicable Laws and regulations (such as the Regulation (EU) 2016/1011 of the European Parliament and of the Council, as amended (EU Benchmarks Regulation)) and/or (C) may be permanently discontinued; and (ii) the occurrence of any of the aforementioned events and/or a Benchmark Transition Event may have adverse consequences which may materially impact the economics of the financing transactions contemplated under this Agreement.

(f) The Original Credit Agreement is further amended by adding the following sentence to the end of Section 2.1.(a) as follows:

Additional Loans shall be made in accordance with Section 2.16.

(g) The Original Credit Agreement is further amended by restating the first sentence of Section 2.13 thereof in its entirety as follows:

The Borrower shall have the right, exercisable two times, to extend the Maturity Date by twelve months.

(h) The Original Credit Agreement is further amended by restating Section 2.16 thereof in its entirety as follows:

Section 2.16. Additional Loans. The Borrower shall have the right at any time and from time to time, to but excluding the Maturity Date, to request additional loans (“Additional Loans”) in an aggregate amount up to $200,000,000 by providing written notice to the Administrative Agent, which notice shall specify the principal amount of the requested Additional Loans and which shall be irrevocable once given; provided, however, that after giving effect to any such Additional Loans the aggregate principal amount of the Loans shall not exceed $500,000,000. Each such borrowing must be an aggregate minimum amount of $25,000,000 and integral multiples of $10,000,000 in excess thereof. Additional Loans shall be subject to the same terms and conditions of this Agreement that are applicable to all other Loans. The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such Additional Loans, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such Additional

Loans and the allocations of such Additional Loans among such existing Lenders and/or other banks, financial institutions and other institutional lenders; provided, that any such other banks, financial institutions and other institutional lenders and any such allocations shall be reasonably acceptable to the Borrower. No Lender shall be obligated in any way whatsoever to make Additional Loans, and any new Lender becoming a party to this Agreement in connection with any such requested Additional Loans must be an Eligible Assignee. The making of the Additional Loans under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such Additional Loans, (y) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the effective date of such Additional Loans with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited hereunder, and (z) the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of all corporate, partnership, member or other necessary action taken by the applicable Loan Party to authorize such Additional Loans, (ii) an opinion of counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent, and (iii) new Notes executed by the Borrower, payable to any new Lenders and replacement Notes executed by the Borrower, payable to any existing Lenders increasing the principal amount of their Loans, in the aggregate principal amount of such Lender’s Loans at the time of the effectiveness of the making of the applicable Additional Loans. In connection with any Additional Loans pursuant to this Section 2.16. any Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with the requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations.

(i) The Original Credit Agreement is further amended by restating the first sentence of Section 3.5.(b) thereof in its entirety as follows:

If the Borrower exercises its right to extend the Maturity Date in accordance with Section 2.13., the Borrower shall pay to the Administrative Agent for the account of each Lender a fee for each extension equal to 0.125% of the aggregate principal amount of such Lender’s Loan outstanding as of the effective date of such extension.

(j) The Original Credit Agreement is further amended by restating Sections 4.2(b) through (e) thereof in their entirety as follows:

(b) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with a Derivatives Contract shall be deemed not to be a “Loan Document” for purposes of clauses (b) through (f) of this Section 4.2), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. Eastern time on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders.

(c) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to clauses (b) through (f) of this Section 4.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to clauses (b) through (f) of this Section 4.2 (including in the definitions of defined terms used in such clauses).

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Loan bearing interest based on USD LIBOR, conversion to or continuation of Loans bearing interest based on USD LIBOR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest at a rate based on the Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(k) The Original Credit Agreement is further amended by adding a new clause (f) to Section 4.2 thereof as follows:

(f) Secondary Term SOFR Conversion. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; and (ii) Loans outstanding on the Secondary Term SOFR Conversion Date bearing interest based on the then-current Benchmark shall be deemed to have been converted to Loans bearing interest at the Benchmark Replacement with a tenor approximately the same length as the interest payment period of the then-current Benchmark; provided that, this paragraph (f) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.

(l) The Original Credit Agreement is further amended by restating the first sentence of Section 5.2 thereof in its entirety as follows:

The obligations of Lenders to make the Loans are subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of the Loans or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of the making of the Loans with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited hereunder; and (c) with respect to Loans made available under Section 2.16., the Administrative Agent shall have received a timely Notice of Borrowing for such Loans.

(m) The Original Credit Agreement is further amended by restating Section 6.1(x)(i) thereof in its entirety as follows:

(i) None of (i) the Borrower, any Subsidiary, any of their respective directors, officers, or, to the knowledge of the Borrower or such Subsidiary, any of their respective employees or Affiliates, or (ii) any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement, (A) is a Sanctioned Person or the subject or target of any Sanctions, (B) is owned or controlled by or is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country, (D) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (E) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(n) The Original Credit Agreement is further amended by restating the second sentence of Section 6.2 thereof in its entirety as follows:

All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date on which any extension of the Maturity Date is effectuated pursuant to Section 2.13., the date on which any Additional Loans are effected pursuant to Section 2.16. and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited hereunder.

(o) The Original Credit Agreement is further amended by adding a new Section 11.10 thereof as follows:

Section 11.10. Erroneous Payments.

(a) Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise), individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (i) that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment. Each Lender further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) that was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower and each other Loan Party hereby agree that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds of the Borrower or any other Loan Party.

(d) Each party’s obligations under this Section 11.10 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(p) The Original Credit Agreement is further amended by replacing Schedule 6.1(i) thereto with Schedule 6.1(i) attached hereto.

(q) The Original Credit Agreement is further amended by replacing Exhibit C thereto with Exhibit C attached hereto.

Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following in form and substance satisfactory to the Administrative Agent:

(a)	a counterpart of this Amendment duly executed by the Borrower, the Administrative Agent, the Lenders, the New Lenders and the Departing Lenders;

(b)	replacement Notes executed by the Borrower, payable to each applicable Lender and each New Lender and complying with the terms of Section 2.11.(a) of the Amended Credit Agreement;

(c)	an opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Borrower, addressed to the Administrative Agent and the Lenders;

(d)

(i) the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party, or (ii) to the extent a certified copy of the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party was previously delivered on the Agreement Date, a certification by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Loan Parties that such certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any), as applicable, have not been amended, modified, supplemented or repealed since the Agreement Date;

(e)

a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party;

(f)

a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower the Notice of Borrowing, Notices of Conversion and Notices of Continuation;

(g)

copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A)(i) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity or (ii) to the extent the by-laws, operating agreement, partnership agreement or comparable document of each Loan Party was previously delivered on the Agreement Date, a certification by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Loan Parties that such by-laws, operating agreement, partnership agreement or comparable document, as applicable, has not been amended, modified, supplemented or repealed since the Agreement Date and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(h)

a certificate signed by a Responsible Officer of the Borrower certifying that immediately after giving effect to this Amendment and all the transactions contemplated herein, (A) each of the Borrower, the other Loan Parties, and the other Subsidiaries is Solvent, (B) no Default or Event of Default exists, and (C) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof immediately after giving effect to this Amendment except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited thereunder;

(i)	evidence of prepayment of the “Loans” under the Original Credit Agreement in an amount equal to $100,000,000;

(j)

evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent, each Lender, each New Lender and the arrangers, including without limitation, (A) the costs and expenses set forth in Section 10 hereto, and (ii) the reasonable fees and expenses of counsel to the Administrative Agent, have been paid;

(k)	In the good faith judgment of the Administrative Agent:

(A)

there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders prior to the First Amendment Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(B)

no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) result in a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under this Amendment and the other Loan Documents to which it is a party;

(C)

the Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any Applicable Law or (B) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which could not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under this Amendment and the other Loan Documents to which it is a party;

(D)

the Borrower and each other Loan Party shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with the requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations;

(E)

each Loan Party or Subsidiary thereof that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Administrative Agent, and any Lender requesting the same, a Beneficial Ownership Certification in relation to such Loan Party or such Subsidiary, in each case at least five Business Days prior to the First Amendment Date; and

(F)

there shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by this Amendment.

Section 4. Representations. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)

Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Amended Credit Agreement in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. This Amendment has been duly executed and delivered by the duly authorized officers of the Borrower, and each of this Amendment and the Amended Credit Agreement is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b)	Binding Effect. This Amendment and the Amended Credit Agreement constitute valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their terms.

(c)	No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

(d)

No Material Adverse Change. Since December 31, 2020, there has not been any material adverse condition or material adverse change in or affecting, nor has any circumstance or condition occurred that could reasonably be expected to result in a material adverse change in, or have a material adverse effect on, the business, assets, liabilities, financial condition or results of operations of the Borrower and its subsidiaries, taken as a whole.

Section 5. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made or deemed made by the Borrower to the Administrative Agent and the Lenders in the Original Credit Agreement as amended by this Amendment and the other Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full and such representations and warranties are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof immediately after giving effect to this Amendment except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited thereunder.

Section 6. Representations and Warranties of New Lenders. Upon the effectiveness of this Amendment, each New Lender acknowledges and agrees that it shall be a Lender under the Amended Credit Agreement having a Commitment in the amount, if any, set forth for such New Lender on Schedule I hereto as such New Lender’s “Loan”. Accordingly, each New Lender shall have all of the rights and obligations of a Lender under the Amended Credit Agreement and the other Loan Documents with respect to such New Lender’s Commitment. Each New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all actions necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Amended Credit Agreement, (ii) it is sophisticated with respect to decisions to acquire assets of the type represented by such New Lender’s Loan, and either it, or the person exercising discretion in making its decision with respect to such New Lender’s Loan is experienced in such matters, (iii) it has received a copy of the Amended Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1 or 8.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to provide such New Lender’s Loan, and (iv) it has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to provide such New Lender’s Loan; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 7. Additional Arranger. The parties hereto hereby acknowledge the appointment of TD Bank, N.A. as a Joint Lead Arranger and Syndication Agent in respect of the arrangement of the Loans on the First Amendment Date.

Section 8. Departing Lenders. The parties hereto, including each Departing Lender, hereby acknowledge and agree that on the First Amendment Date, the one or more term loans previously made to the Borrower by each Departing Lender under the Original Credit Agreement which remain outstanding immediately prior to the First Amendment Date shall be repaid in full under the Original Credit Agreement (accompanied by accrued and unpaid interest thereon) on a non-pro rata basis with the “Lenders” under and as defined in the Original Credit Agreement, and each Departing Lender shall not be a Lender or otherwise a party to the Amended Credit Agreement from and after the First Amendment Date. Each Departing Lender, the Lenders and the other parties hereto consent (which consent shall be deemed effective under the Original Credit Agreement) to such non-pro rata payment. For the avoidance of doubt, this Section 8 shall not create any obligation on the part of the Borrower in addition to the payment obligation set forth in Section 3(i) hereof.

Section 9. Certain References. Each reference to the Original Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Amended Credit Agreement. This Amendment is a Loan Document.

Section 10. Costs and Expenses. The Borrower shall reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 11. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 13. Effect; Ratification. Except as expressly herein amended, the terms and conditions of the Original Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application from and after the First Amendment Date only. The Amended Credit Agreement is hereby ratified and confirmed in all respects. Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Lenders under the Amended Credit Agreement or any other Loan Document.

Section 14. Release. In consideration of the amendments contained herein, the Borrower and each other Loan Party hereby waives and releases the Administrative Agent and each Lender from any and all claims and defenses, whether known or unknown, with respect to the Amended Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

Section 15. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Term Loan Agreement to be executed by their authorized officers all as of the date first above written.

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Daniel Guglielmone
	Name:	Danieal Guglielmone
	Title:	Executive Vice President – Chief Financial Officers & Treasurer

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Katie Chowdhry
	Name:	Katie Chowdhry
	Title:	Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Scott S. Solis
Name: Scott S. Solis
Title: Managing Director

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

TD BANK, N.A., as a Lender

By:	/s/ William M. Brandt, Jr.
Name: William M. Brandt, Jr.
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

REGIONS BANK, as a Lender

By:	/s/ William Chalmers
Name: William Chalmers
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

TRUIST BANK, as a Lender

By:	/s/ Ryan Almond
Name: Ryan Almond
Title: Director

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Timothy J. Tillman
Name: Timothy J. Tillman
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

THE BANK OF NOVA SCOTIA, as a New Lender

By:	/s/ Ajit Goswami
Name: Ajit Goswami
Title: Managing Director & Industry Head

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

BNP PARIBAS, as a New Lender

By:	/s/ James Goodall
Name: James Goodall
Title: Managing Director

By:	/s/ Kyle Fitzpatrick
Name: Kyle Fitzpatrick
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

BANK OF AMERICA, N.A., as a New Lender

By:	/s/ Cheryl Sneor
Name: Cheryl Sneor
Title: Vice President

[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

The undersigned Departing Lender hereby acknowledges and agrees that, upon receipt of the payment described in Section 8 of this Amendment, from and after the First Amendment Date, it is no longer a party to the Original Credit Agreement and will not be a party to the Amended Credit Agreement.

CITIBANK, N.A., as a Departing Lender (and solely with respect to Section 8 of this Amendment)

By:	/s/ Tina Lin
Name: Tina Lin
Title: Vice President

[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

The undersigned Departing Lender hereby acknowledges and agrees that, upon receipt of the payment described in Section 8 of this Amendment, from and after the First Amendment Date, it is no longer a party to the Original Credit Agreement and will not be a party to the Amended Credit Agreement.

DEUTSCHE BANK AG NEW YORK BRANCH, as a Departing Lender (and solely with respect to Section 8 of this Amendment)

By:	/s/ Ming K Chu
Name: Ming K Chu
Title: Director

By:	/s/ Marko Lukin
Name: Marko Lukin
Title: Vice President